LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into on this 28th day of February, 2016, by and between YKTG SOLUTIONS, LLC, a Maryland limited liability company (the “Borrower”), YKTG, LLC, a Pennsylvania limited liability company (“Borrower Parent”) and ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation (the “Lender”).

RECITALS:

A.
Borrower desires to borrow funds for the purpose of financing working capital needs in connection with the performance of its obligations to the Sprint/United Management Company (“Sprint”) under that certain Master Construction Services Agreement (the “MCSA”) between Sprint and Borrower Parent dated as of June 3, 2013, as amended, as supplemented by that certain WiMAX Deconstruction Work Order dated as of October 2, 2015, as amended (the “Work Order” and collectively with the MCSA, the “Sprint Contract”) for the decommissioning of certain Sprint telecommunications facilities (the “Project”); and

B.
Borrower has requested that Lender provide it with a loan facility for such purposes, and Lender is willing to provide such a facility to Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, Borrower and Lender hereby agree as follows:

1.	Recitals. The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully set forth.

2.	Definitions.

(a)	The terms as used herein, shall be construed and controlled by the following definitions (such terms to be equally applicable to both singular and plural forms of the terms defined):

(i)
“Account Control Agreements” shall mean account control agreements to be entered into by Borrower, Borrower Parent and Lender and each bank in which the Borrower and Borrower Parent have bank accounts, which agreements shall be in a form satisfactory to Lender and shall perfect Lender’s security interest in such bank accounts.

(ii)	“Advance” shall have the meaning set forth in Section 7 of this Agreement.

(iii)	“Code” shall mean the Uniform Commercial Code, as the same may from time to time be in effect in the State of Oklahoma.

(iv)
“Collateral” shall mean all of the assets and rights of Borrower and Borrower Parent, whether now existing or hereafter created or acquired, including, but not limited to, the following:  all Accounts; Chattel Paper; Deposit Accounts; Documents; Equipment; Fixtures; General Intangibles; Inventory; Investment Property; Instruments, intellectual property, trademarks, trademark applications, patents, patent applications, computer hardware and software, molds, drawings, designs, parts, goodwill, Goods and all Proceeds and products of any and all of the foregoing.

(v)	“Event of Default” shall have the meaning set forth in Section 11 of this Agreement.

(vi)	“Guaranties” shall have the meaning set forth in Section 5 of this Agreement.

(vii)	“Guarantors” shall mean Borrower Parent, Roscoe Young, Trenton Young and Andrew Woods.

(viii)	“Indebtedness” shall have the meaning set forth in Section 5 of this Agreement.

(ix)	“Loan” shall have the meaning set forth in Section 3 of this Agreement.

(x)	“Loan Documents” shall mean this Agreement, the Note, the Account Control Agreements and the Guaranties and all other documents or instruments pertaining to the Loan.

(xi)	“Loan Period” shall mean the period of time from the date of this Agreement to December 31, 2016, subject to earlier termination upon the occurrence of an Event of Default.

(xii)
“Material Adverse Event” shall mean any event, occurrence, fact, condition or changes that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Borrower, or (b) the ability of the Borrower to repay the Loan in accordance with the terms of this Agreement, including without limitation the termination prior to completion of the Sprint Contract or of any purchase order issued under the Sprint Contract and the failure of Borrower to become an approved Sprint vendor prior to April 31, 2016.

(xiii)	“Note” shall have the meaning set forth in Section 4 of this Agreement.

(xiv)	“PMO Structure” shall mean Borrower’s payroll, contractor costs and G&A expenses.

(xv)	“Request for Advance” shall have the meaning set forth in Section 7 of this Agreement.

(xvi)	“Sprint” shall have the meaning set forth in the Recitals.

(xvii)	“Sprint Contract” shall have the meaning set forth in the Recitals.

(xviii)	“Subcontractors” shall mean those persons with which Borrower or Borrower Parent contracts for the performance of Borrower’s or Borrower Parent’s obligations under the Sprint Contract.

(b)
The following terms shall have the meanings set forth in the Code (such terms to be equally applicable to both singular and plural forms of the terms defined):  (i) “Accounts,” (ii) “Chattel Paper,” (iii) “Deposit Account”, (iv) “Document,” (v) “Equipment,” (vi)

“Fixtures,” (vii) “General Intangible,” (viii) “Inventory,” (ix) “Investment Property,” (x) “Instrument” (xi) “Goods” and (xii) “Proceeds.”

3.
Lending Agreement.  Subject to the terms hereinafter set forth, during the Loan Period, Lender agrees to lend to Borrower, and the Borrower agrees to borrow from the Lender, a sum not to exceed FOUR MILLION DOLLARS ($4,000,000) (the “Loan”) to be used by the Borrower for the purpose of performing the Sprint Contract.  Funds borrowed under this Loan Agreement may be re-borrowed subject to compliance with the terms and conditions hereof.  The proceeds of the Loan may also be used for the purpose of paying amounts due under the Loan and for other purposes herein described.  The sites to be decommissioned under the Project are referred to herein as the “Sites”.

4.
Borrower’s Note.  The Loan shall be evidenced by a Promissory Note in the principal amount of FOUR MILLION DOLLARS ($4,000,000) (the “Note”), of even date herewith, the form of which is attached hereto as Exhibit A and the terms of which are incorporated herein.

5.
Collateral Security.  The Borrower and the Borrower Parent each hereby grant to Lender a first priority lien and security interest in and to the Collateral to secure the performance of all covenants and agreements contained in this Agreement and in the other Loan Documents and the timely payment of the Note and any other obligations or indebtedness from Borrower to Lender, whether presently existing or incurred hereafter, and in the case of the Borrower Parent, to also secure the Guaranty of the Borrower Parent (collectively, the “Indebtedness”).  In addition to this Agreement, the grant of the security interest as set forth herein shall also be evidenced by the Account Control Agreements.  The individual Guarantors shall each guarantee payment of a portion of the Loan based on their relative membership interest in Borrower Parent pursuant to guaranty agreements of even date herewith, and the Borrower Parent shall guarantee payment of the entire Loan (collectively, the “Guaranties”).

6.	Representations, Warranties, Covenants and Agreements. The Borrower and the Borrower Parent each covenant, represent and warrant to and agree with Lender as follows:

(a)
This Agreement constitutes and shall at all times constitute, the only lien on the Collateral.  Borrower and Borrower Parent are the absolute owners of the Collateral, free and clear of any and all claims or liens in favor of others, with full right to pledge, sell, assign, transfer and create a security interest therein.  Borrower and the Borrower Parent each agree that it will, at its expense, forever warrant and, at Lender’s request, defend the Collateral from any and all claims and demands of any other person and that it will not grant, create or permit to exist any lien upon, or security interest in, the Collateral in favor of any other person.

(b)
Borrower and Borrower Parent each covenant and agree that it shall not sell, transfer, lease or otherwise dispose of any of the Collateral, and shall not modify or amend any of the Accounts, without obtaining Lender’s prior written consent to such sale, transfer, lease, other disposition, modification or amendment.

(c)
Borrower and Borrower Parent each covenant and agree that it shall not move any item of Equipment from the state in which it is now located, locate at a new place of business, remove from a place of business, change its name or state of incorporation or establish a new chief executive office without giving the Lender not less than thirty (30) days’ prior written notice of the same.

(d)
The performance of Borrower’s and Borrower Parent’s obligations under the Sprint Contract shall at all times comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Borrower, Borrower Parent or the Project.  Borrower and Borrower Parent shall pay all fees or charges of any kind in connection therewith.

(e)
Borrower and Borrower Parent shall keep and maintain at all times at their respective addresses stated in this Agreement, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of their respective business operations and copies of all written contracts and other instruments which affect the Project.  Such books, records, contracts, leases, and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

(f)
Borrower and Borrower Parent shall defend, at their own cost and expense, indemnify and hold Lender harmless from, any proceeding or claim in any way relating to the Sprint Contract, the Project or the Loan.

(g)
Borrower and Borrower Parent, upon the request of Lender, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary, desirable, or proper to carry out the purposes of this Agreement or the other Loan Documents and to subject to the liens and security interests created by this Agreement and the other Loan Documents, all of the assets and rights of Borrower and Borrower Parent.

(h)
Borrower and Borrower Parent each grant Lender authority to file such UCC financing statements as Lender shall deem appropriate to perfect the security interest granted to Lender and all amendments, supplements, continuation statements, extensions, and substitutions thereof to be filed at such times, in such manner and in such places as shall cause Lender to perfect and maintain a first and prior security interest and lien in all the Collateral.  Borrower and Borrower Parent shall pay all such recording, filing, re-recording, and refiling fees, title insurance premiums, and other charges.

(i)
Borrower and Borrower Parent each warrant and represent to Lender that the proceeds of the Note will be used solely for the Project, and in no way will the proceeds be used for personal, family or household purposes.

(j)
The Borrower and the Borrower Parent shall perform their obligations under the Sprint Contract, and shall cause the Subcontractors to perform their respective obligations under the Sprint Contract, in compliance with the terms of the Sprint Contract, and shall not breach, nor permit the Subcontractors to breach, the terms of the Sprint Contract.  Borrower and Borrower Parent shall not amend any provision of the Sprint Contract without Lender’s prior approval.

(k)	Neither Borrower nor Borrower Parent shall establish a bank account unless Lender is notified of such bank account and an Account Control Agreement is entered into with respect to such bank account.

(l)
 All covenants, representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note and the other Loan Documents until complete repayment of the Indebtedness.  Each request by Borrower for an advance hereunder shall constitute an affirmation that the foregoing covenants, representations and warranties remain true and correct as of the date of such request.  All obligations of Borrower and Borrower Parent under this Agreement are joint and several.

7.	Conditions Precedent to All Advances. Lender’s obligation to make any advances to Borrower under this Agreement (an “Advance”) shall be subject to compliance with the following:

(a)
Purpose.  Any Advances shall be used for the purposes of (i) funding the PMO Structure, (ii) funding required payments to the Subcontractors, (iii) making payments due under the Note, (iv) reimbursing Lender for expenses incurred pursuant to this Agreement or (v) paying other costs which are incidental or related to the costs of completing or financing the Project.

(b)
Request Advance.  For any Advance, the Borrower shall deliver to the Lender a request for advance in form satisfactory to the Lender (a “Request for Advance”), stating the amount of disbursement requested, at least three (3) business days before the requested date of disbursement.  Each Request for Advance shall be signed by the Borrower, and shall, as applicable, be accompanied by billing statements, vouchers and invoices as requested by Lender.  In each Request for Advance, Borrower will expressly warrant that there is no default under the Sprint Contract, the Accounts, this Agreement, the other Loan Documents or the Borrower’s agreements with the Subcontractors.

(c)	Information. Each Request for Advance shall be accompanied by:

(i)	proof, satisfactory to the Lender, that all invoices for labor and materials have been paid, except those contained in the current Request for Advance; and

(ii)	certification by Borrower or Borrower Parent as to such other matters as Lender shall request.

All of the above information shall be obtained and submitted to the Lender at the Borrower’s expense.

(d)
Project Contracts.  Borrower and Borrower Parent shall provide the Lender with a listing of each contractor or subcontractor relating to the Project, and upon written request of Lender, Borrower and Borrower Parent will provide a collateral assignment to the Lender of any of such contracts and any payment and performance bonds covering the same as may be required by Lender.

(e)
Lender’s Inspection.  If, for any reason, the Lender deems it necessary to cause the Project to be examined by a representative of Lender prior to making any advance, it shall have a reasonable time but not less than five (5) days within which to do so, and the Lender shall not be required to make any advance until such examination has been made, at the Borrower’s and the Borrower Parent’s expense.

8.
Conditions Precedent to Initial Advance.  In addition to satisfaction of the conditions precedent set forth in Section 7, Lender’s obligation to make the initial advance under this Agreement shall be subject to compliance with the following:

(a)	Loan Documents. Each of the Loan Documents shall be duly authorized, executed by all the parties thereto and delivered to Lender.

(b)	Filing of Financing Statements. The financing statements related to the Loan Documents shall be filed in the appropriate governmental offices.

9.
Termination of Advances.  At the option of the Lender, Advances shall not be made unless (i) this Agreement, the Note and the other Loan Documents are in full force and effect, (ii) all of the conditions precedent specified in Section 7 and Section 8 hereof shall have been satisfied or waived in writing by Lender, and (iii) an Event of Default does not exist under the terms of this Agreement or any of the other Loan Documents.

10.
Continuing Liability.  Borrower and Borrower Parent each hereby expressly agree that, anything herein to the contrary notwithstanding, it shall remain liable under each contract, agreement and instrument it assigns to Lender hereunder to observe and perform all the conditions and obligations it is required to observe and perform thereunder, and covenants and agrees to observe and perform all the conditions and obligations, all in accordance with and pursuant to the terms and provisions thereof.  Lender shall have no obligation or liability under any such contract, agreement or instrument, or the Accounts, by reason of or arising out of this Agreement, or the assignment thereof to Lender, or Lender’s receipt of any payment relating to any such contract, agreement or instrument, or the Accounts pursuant hereto.  Lender shall not be required or obligated, in any manner, to: (i) perform or fulfill any of Borrower’s or Borrower Parent’s obligations thereunder or pursuant thereto; (ii) make any payment or any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such contract, agreement or instrument, or the Accounts; or (iii) present or file any claim, or take any action to collect or enforce any performance or the payment of any amounts, which it may have been assigned or to which it may be entitled at any time or times.

11.	Event of Default. The term “Event of Default” as used herein shall mean the occurrence or happening, at any time and from time to time, of any of the following:

(a)	Failure to Pay Indebtedness. Any of the Indebtedness is not paid when due, whether by acceleration or otherwise.

(b)
Nonperformance of Covenants.  Any covenant in this Agreement or any of the other Loan Documents is not fully and timely performed and Borrower and Borrower Parent fail to fully cure such written non-performance within ten (10) days of receiving written notice of the same from Lender.

(c)
False Representation.  Any statement, representation or warranty in this Agreement or any of the other Loan Documents, any financial statement, or any other writing delivered to Lender in connection with the Indebtedness is false, misleading, or erroneous in any material respect.

(d)	Bankruptcy, Insolvency, Dissolution or Death. The Borrower, any Guarantor or Sprint:

(i)
does not pay its debts as they become due (except those debts that are reasonably disputed in good faith) or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

(ii)
commences any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or

(iii)
in any involuntary case, proceeding, or other action commenced against it which seeks reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or  is the subject of an order for relief; or

(iv)
conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

(v)
has a trustee, receiver, custodian, or other similar official appointed for or take possession of all or any part of the Project or any other of its property or has any court take jurisdiction of any other of its property which remains undismissed for a period of sixty (60) days (except where a shorter period is specified in the immediately following subparagraph (vi)); or

(vi)	fails to have discharged within a period of ten (10) days any attachment, sequestration, or similar writ levied upon any property of such person; or

(vii)	fails to pay immediately any final money judgment against such person; or

(viii)	dissolves or dies.

(e)
Governmental Requirements.  The issuance of any order, decree or judgment pursuant to any judicial or administrative proceedings declaring that the Project is in violation of any law, ordinance, rule or regulation of any agency, department, commission, board, bureau or other governmental authority.

(f)
Discontinuance of Project.  The discontinuance of work on the Project, for any reason, for a period in excess of fourteen (14) days, except in the event of fire, strike, acts of God or other delays not within the control of Borrower, in which events the discontinuance shall not be longer than sixty (60) days.

(g)	Default by Borrower Parent. A breach by Borrower Parent of its obligations under the Borrower’s operating agreement.

(h)	Sprint Contract. There is a default under the Sprint Contract by Sprint, Borrower, Borrower Parent or a Subcontractor.

(i)	Material Adverse Event. The occurrence of a Material Adverse Event.

12.
Remedies.  Upon the occurrence of any Event of Default and upon completion or termination of the Project, the Lender may, at its option, cease making Advances under this Agreement and in addition, may, at its option:

(a)
Acceleration of Note.  Declare the Note to be immediately due and payable whereupon the Note shall become forthwith due and payable without presentment, demand, protest or further notice of any kind, and the Lender shall be entitled to proceed simultaneously or selectively and successively to enforce its rights under the Note, this Agreement and any of the other Loan Documents, or any one or all of them.  Nothing contained herein shall limit Lender’s rights and remedies available under applicable laws.

(b)
Selective Enforcement.  In the event the Lender shall elect to selectively and successively enforce its rights under any of the Loan Documents, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security instrument securing payment of the Note until such time as the Lender shall have been paid in full all sums advanced under the Note.  The foreclosure of any lien provided pursuant to this Agreement without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which the Lender might obtain as a result of such selective and successive foreclosure.

13.	Miscellaneous. It is further agreed as follows:

(a)	Fees and Expenses. The Borrower agrees to pay all fees, expenses and charges in respect to the Loan contemplated by this Agreement, including, without limiting the generality thereof, the following:

(i)	legal fees and expenses related to the preparation of the Loan Document and the closing of the Loan;

(ii)	filing fees;

(iii)	other fees and expenses involved in the closing of the Loan; and

(iv)	out of pocket fees and expenses incurred in the administration of the Loan or in collecting amounts due under the Loan, including legal fees and expenses.

If suit is brought to collect amounts due under this Agreement, the prevailing party in such suit shall be entitled to recover its reasonable attorneys’ fees, court costs and other legal expenses incurred in such lawsuit.

(b)
Notices.  Any notices or other communications required or permitted hereunder or under any of the other Loan Documents must be in writing to be effective.  Notices shall be delivered to the parties as set forth below and shall be deemed to be received by addressee (i) upon receipt, refusal or as of the first attempted date of delivery, if mailed first class certified mail, return receipt requested, (ii) the first (1st) business day following the day on which such notice is delivered by a reputable overnight delivery service, or

(iii) the day facsimile transmission is confirmed after transmission of such notice by facsimile.

If to Borrower or	YKTG, LLC and YKTG Solutions, LLC
Borrower Parent:	23 Laurelwood Drive
Bernardsville, NJ 07924
Attention: Andrew Woods
Fax #: 800-748-9150

If to Lender:	ADDvantage Technologies Group, Inc.
1221 East Houston St.
Broken Arrow, OK 74012
Attention: Scott Francis
Fax #: (918) 251-0792

(c)
Amendment and Waiver.  This Agreement may not be amended or modified in any way, except by an instrument in writing executed by all parties hereto; provided, however, Lender may, in writing: (i) extend the time for performance of any of the obligations of Borrower or Borrower Parent, (ii) waive any default by Borrower or Borrower Parent, and (iii) waive the satisfaction of any condition that is precedent to the performance of Lender’s obligations under this Agreement.  In the event of a waiver of any Event of Default by Lender, such specific Event of Default shall be deemed to have been cured and not continuing, but no such waiver shall extend to any subsequent or other default or impair any consequence of such subsequent or other default.

(d)
Non-Waiver; Cumulative Remedies.  No failure on the part of Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further right of exercise thereof.  The remedies herein provided are cumulative and not alternative.

(e)
Assignment.  Neither this Agreement, nor the proceeds of the Loan, shall be assignable in whole or in part by Borrower or Borrower Parent without the prior written consent of Lender.  Lender shall have the right to assign its interest in this Agreement without Borrower's or Borrower Parent’s consent to an affiliate of Lender or to a purchaser of Lender's interest in the Borrower.

(f)
Applicable Law.  This Agreement, and the rights, obligations, and duties of the parties arising from or relating in any way to the subject matter of this Agreement, whether arising in contract or tort, shall be governed, construed, and enforced in accordance with the laws of the State of Oklahoma without regard to choice of law principles.  ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER ARISING IN CONTRACT OR TORT, SHALL BE BROUGHT EXCLUSIVELY IN THE OKLAHOMA STATE COURTS OF COMPETENT JURISDICTION SITTING IN TULSA COUNTY, OKLAHOMA OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OKLAHOMA.  THE PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY

CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE PARTIES HEREBY FURTHER IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

(g)	Descriptive Headings. The descriptive headings of the paragraphs of this Agreement are for convenience only and shall not be used in the construction of the terms hereof.

(h)
Integrated Agreement.  This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, warranties or representations between the parties regarding the interim financing of the Project other than those set forth herein.

(i)	Time of Essence. Time is of the essence of this Agreement.

(j)	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

(k)
Third Party Beneficiary.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

(l)
Right to Defend.  Lender shall have the right, but not the obligation, at Borrower’s and Borrower Parent’s expense, to commence, to appear in or to defend any action or proceeding (initiated by a third party against Borrower or Borrower Parent) purporting to affect the rights or duties of the parties hereunder and in connection therewith pay out of the funds of the Loan all necessary expenses, including fees of counsel, if Borrower or Borrower Parent fails to so commence, appear in or defend any such action or proceeding with counsel satisfactory to Lender.

(m)
Lender’s Performance of Borrower’s Obligations.  If Borrower or Borrower Parent fails to perform or comply with any of its agreements contained herein, under the Loan or any Note or in any contract, agreement or instrument included in the Collateral, and Lender, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of which Lender incurs in connection with such performance or compliance, together with interest thereon at fifteen percent (15%), shall be payable by Borrower and Borrower Parent to Lender on demand and until paid such payment shall constitute obligations secured hereby.  Lender shall have the right to pay off any lien, security interest or other encumbrance on the Collateral, regardless of whether the obligations secured by such lien, security interest or other encumbrance are due and owing, and such amount shall constitute obligations secured hereby.

(n)
Partial Invalidity.  If any provision of this Agreement or the application hereof to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is determined invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower, Borrower Parent and Lender have executed this Agreement as of the day and year first above written.

BORROWER:

YKTG SOLUTIONS, LLC

By:               /s/Roscoe Young, II
Name:         Roscoe Young, II
Title:           President and Chief Executive Officer

BORROWER PARENT:

YKTG, LLC

By:              /s/Roscoe Young, II
Name:         Roscoe Young, II
Title:           President and Chief Executive Officer

LENDER:

ADDVANTAGE TECHNOLOGIES GROUP, INC.

By:              /s/Scott Francis
Name:         Scott Francis
Title:           Vice President and Chief Financial Officer

EXHIBIT A

Form of Promissory Note

February ____, 2016                                                                                                                                $4,000,000

FOR VALUE RECEIVED, the undersigned, YKTG Solutions, LLC, a Maryland limited liability company (“Maker”), hereby promises to pay to the order of ADDvantage Technologies Group, Inc., an Oklahoma corporation (“Lender”), its successors and assigns, any and all advances as may be made from time to time by the Lender to Maker pursuant to the terms of that certain Loan and Security Agreement between Maker and Lender of even date herewith (the “Loan Agreement”).  The amount of the advances, the date of advances as well as a record of any repayments shall be as reflected in the books and records of Lender.  The outstanding principal amount of the Note, not to exceed $4,000,000 at any time, shall bear interest on the unpaid principal amount hereof from time to time outstanding at the rate of twelve percent (12%) per annum calculated on the basis of the actual number of days elapsed, computed on a 365-day year.

Payments of accrued interest shall be made to Lender monthly on or before the 10th day of each calendar month.  Principal payments shall be due and payable on maturity of the Note on February 10, 2018, or at such earlier time as maturity of the Note is accelerated pursuant to the terms of the Loan Agreement.

The Lender may disburse the principal of this Note to Maker in one or more advances from time to time pursuant to the terms of the Loan Agreement.  It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect subsequent to each such occurrence.

The Maker shall have the right, without penalty or fee, to prepay the whole or any part of the principal sum hereof and interest hereunder, provided that no partial prepayment shall affect the obligation to continue to pay the principal and interest required hereunder until the entire indebtedness has been paid and provided further that all accrued interest shall be first paid before any prepayment of principal shall be permitted.

The Maker and all others now or hereafter liable for payment of the indebtedness evidenced by this Note hereby severally waive demand, presentment for payment, diligence in collection, notice of dishonor or nonpayment, protest and notice of protest and other notice, and agree and consent that the time for its payment may be extended or this Note renewed from time to time by the holder hereof, without notice and that after such extension, extensions or renewals, each of them shall remain bound for the payment hereof, notwithstanding such extension or extensions.

No invalid provision hereof shall affect or impair any other provision of this Note.  This Note shall be effective as of the date first above written, which the parties agree is the date from which the debt evidenced hereby is owed.  This Note shall be governed by and construed in accordance with the applicable laws of the State of Oklahoma.

If suit is brought to collect amounts due under this Note, the prevailing party in such suit shall be entitled to recover its reasonable attorneys’ fees, court costs and other legal expenses incurred in such lawsuit.

“Maker”

YKTG SOLUTIONS, LLC

By:            ____________________________
Name:   Roscoe Young, II
Title:     President and Chief Executive Officer